                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION
                                      OF
                                  MIZAR, INC.
                                  -----------


     The undersigned, acting as the incorporator of a corporation under and in accordance with the General Corporation Law of the State of Delaware (the "Act"), hereby adopts the following Certificate of Incorporation for such corporation.


                                  ARTICLE A.

                                     NAME
                                     ----

        The name of the corporation is MIZAR, INC. (the "Corporation").


                                  ARTICLE B.

                              PERIOD OF DURATION
                              ------------------

     The period of duration of the Corporation is perpetual or until dissolved or merged or consolidated in some lawful manner.


                                  ARTICLE C.

                              PURPOSE AND POWERS
                              ------------------

     Section 1.  Purpose.  The purpose for which the Corporation is organized is
                 -------
to engage in any lawful acts or activities for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Act").

     Section 2.  Powers.  Subject to any specific written limitations or
                 ------
restrictions imposed by the Act, by other law, or by this Certificate of Incorporation, and solely in furtherance thereof, but not in addition to the purposes set forth in Section 1 of this Article, the Corporation shall have and exercise all of the powers specified in the Act, which powers are not inconsistent with this Certificate of Incorporation.

                                  ARTICLE D.

                 CAPITALIZATION, PREEMPTIVE RIGHTS AND VOTING
                 --------------------------------------------

     Section 1.  Authorized Shares.  The Corporation shall have authority to
                 -----------------
issue two classes of shares to be designated respectively, "Common Stock" and "Preferred Stock." The aggregate number of shares of capital stock which the Corporation shall have authority to issue is TWENTY SIX MILLION (26,000,000), of which TWENTY FIVE MILLION (25,000,000) shall be Common Stock, par value $.01 per share; and ONE MILLION shall be Preferred Stock, par value $.01 per share.

     The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series, at the discretion of the Board of Directors without stockholder approval, with each such series to consist of such number of shares and to have such voting powers (whether full or limited, or no voting powers) and such designations, powers, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors prior to the issuance thereof. The Board of Directors is hereby expressly vested with the authority, to the fullest extent now or hereafter provided by law, to adopt any such resolution or resolutions. Each share of any series of Preferred Stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue.

     Section 2.  Preemptive Rights.  No holder of shares of capital stock of the
                 -----------------
Corporation shall, as such holder, have any right to purchase or subscribe for any capital stock of any class which the Corporation may issue or sell, whether or not exchangeable for any capital stock of the

Corporation of any class or classes, whether issued out of unissued shares authorized by this Certificate of Incorporation as originally filed or by any amendment thereof, or out of shares of capital stock of the Corporation acquired by it after the issue thereof; nor shall any holder of shares of capital stock of the Corporation, as such holder, have any right to purchase, acquire or subscribe for any securities which the Corporation may issue or sell whether or not convertible into or exchangeable for shares of capital stock of the Corporation of any class or classes, and whether or not any such securities have attached or appurtenant thereto warrants, options or other instruments which entitle the holders thereof to purchase, acquire or subscribe for shares of capital stock of any class or classes.

     Section  3.  Voting.  In the exercise of voting privileges, each holder of
                  ------
shares of the Common Stock of the Corporation shall be entitled to one (1) vote for each share held in his name on the books of the Corporation, and each holder of any series of Preferred Stock of the Corporation shall have such voting rights, if any, as shall be specified for such series. In all elections of Directors of the Corporation, cumulative voting is expressly prohibited. With respect to any action to be taken by the stockholders of the Corporation as to any matter, the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation entitled to vote thereon and represented in person or by proxy at a meeting of the stockholders at which a quorum is present shall be sufficient to authorize, affirm, ratify or consent to such action. Any action required by the Act to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of a majority of the outstanding shares of the capital stock of the Corporation entitled to vote thereon and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the Corporation's minute book.


                                  ARTICLE E.

                          REGISTERED OFFICE AND AGENT
                          ---------------------------

     Section 1.  Registered Office.  The street address of the registered office
                 -----------------
of the Corporation is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     Section 2.  Registered Agent.  The name of the initial registered agent of
                 ----------------
the Corporation at such address is The Corporation Trust Company.


                                  ARTICLE F.

                                   DIRECTORS
                                   ---------

     Section 1.  Board of Directors.  The business and affairs of the
                 ------------------
Corporation shall be managed by or be under the direction of the Board of Directors which shall consist of not less than one director, the exact number of which shall be determined in accordance with the Bylaws of the Corporation. The number of directors of the Corporation may from time to time be changed in accordance with the Bylaws of the Corporation and the Act. A director shall hold office until the next annual meeting of the stockholders of the Corporation and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. A director elected by the Board of Directors to fill a newly created directorship resulting from an increase in the number of directors shall hold office until the next annual meeting of the stockholders of the Corporation and until his successor shall be elected and shall qualify.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Designations applicable thereto, and such directors so elected shall not be divided into classes unless expressly provided by such terms. Further, any such directors elected by one or more classes or series of Preferred Stock may be removed at any time, with or without cause, by, and only by, the affirmative vote of the holders of record of a majority of the outstanding shares of such class or series given at a special meeting of such stockholders called for such purpose.

     Section 2.  Name and Address.  The name and address of the person who shall
                 ----------------
serve as the initial director of the Corporation until the first annual meeting of stockholders after the date hereof or until his successors are duly elected and qualified or until his earlier death, resignation or removal are as follows:


Name                              Address                     City, State
----                              -------                     -----------

DAVID H. IRWIN                    2410 LUNA ROAD              CARROLLTON, TEXAS

DOUGLAS E. JOHNSON                2410 LUNA ROAD              CARROLLTON, TEXAS

JOHN RYNEARSON                    2410 LUNA ROAD              CARROLLTON, TEXAS

ROBERT G. SMITH                   2410 LUNA ROAD              CARROLLTON, TEXAS

SAMUEL K. SMITH                   2410 LUNA ROAD              CARROLLTON, TEXAS


     Section 3.  Limitation on Liability of Directors.  Pursuant to Section
                 ------------------------------------
102(b)(7) of the Act, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Act; or (4) for any transaction from which the director derived an improper personal benefit. If the Act or other applicable provision of Delaware law hereafter is amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of this Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the Act or other applicable provision of Delaware law as amended. Any repeal or modification of this Section 3 by the stockholders of this Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     Section 4.  Election and Removal of Directors.  Election of directors need
                 ---------------------------------
not be by written ballot. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as otherwise provided by law.

                                  ARTICLE G.

                     SPECIAL POWERS OF BOARD OF DIRECTORS
                     ------------------------------------

     In furtherance and not in limitation of the powers conferred under the Act, the Board of Directors is expressly authorized:

     1.  To adopt, amend or repeal the Bylaws of the Corporation;

     2. To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

     3. To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose, and to abolish any such reserve in the manner in which it was created;

     4. By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation; the board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; any such committee, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except to the extent that the Act requires a particular matter to be authorized by the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the Bylaws may provide that in the absence or disqualification of any member of the committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member;

     5. When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and in the best interests of the Corporation; and

     6. From time to time, to determine whether and to what extent and at what times and places and under what conditions and provisions the accounts and books of the Corporation shall be maintained and made available for inspection by any stockholder, and no stockholder shall have any right to inspect any account or books or records of the Corporation, except as provided in the Act, or authorized by the Board of Directors.

                                  ARTICLE H.

                          ADDITIONAL POWERS IN BYLAWS
                          ---------------------------

     The Corporation may in its Bylaws confer powers and authorities upon the Board of Directors in addition to the foregoing and those expressly conferred upon them by the Act.

                                  ARTICLE I.

                     TRANSACTIONS WITH INTERESTED PARTIES
                     ------------------------------------

     No contract or other transaction between the Corporation and any other corporation and no other acts of the Corporation with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors or officers of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director or officer of the Corporation individually, or any firm or association of which any director or officer may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or as a member of such firm or association is such a party or is so interested shall be disclosed or shall have been known to the board of directors or a majority of such members thereof as shall be present at any meeting of the board of directors at which action upon any such contract or transaction shall be taken; and any director of the Corporation who is also a director or officer of such other corporation or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such a director or officer of such other Corporation or not so interested. Any director of the Corporation may vote upon any contract or any other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director or officer of such subsidiary or affiliated corporation.

     Any contract, transaction, act of the Corporation or of the directors, which shall be ratified at any annual meeting of the stockholders of the Corporation, or at any special meeting of the stockholders of the Corporation, or at any special meeting called for such purpose, shall, insofar as permitted by law, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to
                 --------  -------
approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

     Subject to any express agreement which may from time to time be in effect, any stockholder, director or officer of the Corporation may carry on and conduct in his own right and for his own personal account, or as a partner in any partnership, or as a joint venturer in any joint venture, or as a trustee of any trust, or as an officer, director or stockholder of any corporation, or as a participant in any syndicate, pool, trust or association, any business which competes with the business of the Corporation and shall be free in all such capacities to make investments in any kind of property in which the Corporation may make investments.

                                  ARTICLE J.

                                INDEMNIFICATION
                                ---------------

     Section 1.  Mandatory Indemnification and Advancement of Expenses.  Each
                 -----------------------------------------------------
person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding ("Proceeding"), by reason of the fact that he is or was an officer or a director of the Corporation, or who, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Act against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such Proceeding. Such right shall be a contract right and shall include the right to require advancement by the Corporation of reasonable expenses (including attorneys' fees) incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made by the Corporation only upon delivery to the Corporation of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification under the Act and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be ultimately determined that such person has not satisfied such requirements.

     Section 2.  Nature of Indemnification.  The indemnification and advancement
                 -------------------------
of expenses provided for herein shall not be deemed exclusive of any other rights permitted by law to which a person seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or otherwise, and shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 3.  Insurance.  The Corporation shall have power to purchase and
                 ---------
maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the Act.

                                  ARTICLE K.

                          ARRANGEMENT WITH CREDITORS
                          --------------------------

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                  ARTICLE L.

                              AMENDMENT OF BYLAWS
                              -------------------

     The Board of Directors of the Corporation shall have the power to adopt, alter, amend or repeal the Bylaws of the Corporation. Notwithstanding the preceding, the stockholders of the Corporation shall also have the power to adopt, alter, amend or repeal the Bylaws of the Corporation.

                                  ARTICLE M.

                                  AMENDMENTS
                                  ----------

     The Corporation reserves the right to amend, alter, change or repeal any provision continued in this Certificate of Incorporation or in its Bylaws in the manner now or hereafter prescribed by the Act or this Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to this reservation.

                                  ARTICLE N.

                                   CAPTIONS
                                   --------

     The captions used in this Certificate of Incorporation are for convenience only and shall not be construed in interpreting the provisions hereof.


                                  ARTICLE O.

                                 INCORPORATOR
                                 ------------

     The name and address of the incorporator are as follows:

Name                          Address              City, State
----                          -------              -----------

BRUCE H. HALLETT              717 N. HARWOOD       Dallas, Texas 75201
                              Suite 1400



     IN WITNESS WHEREOF, I have hereunto set my hand to this Certificate of Incorporation on this 20TH day of JULY, 1995, and I affirm that the statements contained therein are true under penalties of perjury.

                                INCORPORATOR:


                                /s/ Bruce H. Hallett
                                -------------------------------------
                                BRUCE H. HALLETT

THE STATE OF TEXAS               *
                                 *
COUNTY OF DALLAS                 *


     BEFORE ME, a notary public, on this day personally appeared BRUCE H. HALLETT, known to me to be the person whose name is subscribed to the foregoing Certificate of Incorporation as incorporator of the Corporation named therein, and acknowledged to me that such instrument is his act and deed and that the facts contained therein are true.

     Given under my hand and seal of office on this 20TH day of JULY, 1995.



                                  /s/ Nadine Baxter
                                 ---------------------------------------
                                 Notary Public, State of Texas

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                                  MIZAR, INC.

     Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, Mizar, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST:   That the Board of Directors of the Corporation has adopted a resolution setting forth and declaring advisable that Article A of the Certificate of Incorporation of the Corporation be deleted and that new Article A be inserted which shall read in its entirety as follows:

                                  "ARTICLE A

                                     NAME
                                     ----

     The name of the corporation is Blue Wave Systems Inc. (the "Corporation")."

     SECOND:   That the Board of Directors of the Corporation has adopted a resolution setting forth and declaring advisable that Section 1 of Article D of the Certificate of Incorporation of the Corporation be deleted and new Section 1 of Article D be inserted which shall read in its entirety as follows:

                                  "ARTICLE D

                 CAPITALIZATION, PREEMPTIVE RIGHTS AND VOTING
                 --------------------------------------------

     Section 1.  Authorized Shares.  The Corporation shall have the authority to
                 -----------------
issue two classes of shares to be designated respectively, "Common Stock" and "Preferred Stock." The Aggregate number of shares of capital stock which the Corporation shall have authority to issue is FIFTY ONE MILLION (51,000,000), of which FIFTY MILLION (50,000,000) shall be Common Stock, par value $.01 per share; and ONE MILLION shall be Preferred Stock, par value $.01 per share.

     The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series, at the discretion of the Board of Directors without stockholder approval, with each such series to consist of such number of shares and to have such voting powers (whether full or limited, or no voting powers) and such designations, powers, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors prior to the issuance thereof. The Board of Directors is hereby expressly vested with the authority, to the fullest extent now or hereafter provided by law, to adopt any such resolution or resolutions. Each share of any series of Preferred Stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue."

     THIRD: That thereafter, pursuant to resolution of the Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation, and the necessary number of shares, as required by statute was voted in favor of the amendment.

     FOURTH:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FIFTH:   That this Certificate of Amendment shall be effective upon the filing hereof.

     IN WITNESS WHEREOF, the Corporation has caused this Amendment to its Certificate of Incorporation to be executed this 27th day of April, 1998.


                              MIZAR, INC.



                              By:  /s/ Simon Yates
                                  ----------------------------------------
                                  Simon Yates
                                  President and Chief Executive Officer


ATTEST:



 /s/ John Rynearson
-----------------------------
John Rynearson, Secretary



                                       2